Exhibit 99
Classic Aviation Products

PRESS RELEASE July 29,2002 FOR IMMEDIATE RELEASE
Butler National Corporation (OTCBB - BUKS) - REPORTS PROFIT FOURTH QUARTER FY 2002 AND RECORD PROFIT FOR FY 2002 ON INCREASED REVENUES OF $3,021,000, UP 50.3%.

[OLATHE, KANSAS], July 29, 2002 - Butler National Corporation filed its Annual Report for the year ending April 30, 2002, on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Historical selected financial data related to all operations:
	Year Ended April 30			Quarter Ended April 30
	(In thousands except per share data)			(In thousands except per share data)
	2002	2001	2000	2002	2001	2000
Net Sales	$ 9,029	$ 6,008	$ 4,606	$ 1,655	$ 2,133	$ 837
Operating Income	1,276	(338)	(1,102)	8	298	(473)
Net Income	1,125	(485)	(1,136)	8	248	(514)
Per Share Net Income	.03	(.02)	(.06)	.00	.01	(.03)
Total Assets	9,539	10,607	10,272	nr	nr	nr
Long-term Obligations	1,254	3,254	2,940	nr	nr	nr
Shareholders' Equity	5,553	4,242	4,407	nr	nr	nr
New Product Research and Development Cost	1,020	806	539	335	141	228
nr = not reported
Highlights of the report include:

Sales for the fiscal year increased $3,021,000, primarily from increased business in Avionics, $1,465,000, Gaming management fees, $515,000, and Aircraft Modifications, $968,000.
  Operating income for the fiscal year increased $1,614,000 after deducting a research and development charge of $1,020,000, primarily from improvements in Avionics, Gaming management fees, and Aircraft Modifications.

Backlog at April 30, 2002, was $5,766,000, and at July 31, 2002, was $6,871,000.

Management Comments:

"Our determination to focus Butler National Corporation on 'Classic' Aviation Products, consistent with our long and significant heritage as a manufacturer of airline avionics equipment and a modification facility for aircraft in service is beginning to make a positive showing on the financial statements. It is our intent to provide Classic Aviation Products that will support and promote continued safe commercial and general aviation.

This has been a great year for Butler National. We experienced a significant growth in revenues and profitability in fiscal 2002. We just completed our sixth profitable quarter, April 30, 2002. However, because of our major investment in product development, we may not always maintain smooth and continuous quarterly profits. We are pleased to see the growth in operating income from the new Classic Aviation Products. Significant accomplishments were made by our operating segments and in Indian gaming. However, because of our major investment in product development, we may not always maintain smooth and continuous quarterly profits.

I am pleased with the progress by our people in 2002. One of their major accomplishments is being named Kansas Exporter of the Year. Many programs and projects are being established to continue this progress into the future. We are looking forward to a good year in fiscal 2002," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" aircraft including the Butler National TSD for the Boeing 747 Honeywell FQIS, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
William A. Griffith, Investor Relations Ph (913) 780-9595 Butler National Corporation Fax (913) 780-5088 19920 W. 161st Street Olathe, KS 66062